Exhibit 99.(h).4

AMENDMENT TO THE

AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of the 18th day of December, 2013 is made to the Amended and Restated Transfer Agency and Services Agreement dated July 1, 2013, as amended (the “Agreement”), by and between each investment company identified on Exhibit A of the Agreement (individually the “Fund” and collectively the “Funds”) and John Hancock Signature Services, Inc. (“JHSS”).

WHEREAS, the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree the Agreement shall be amended as follows:

1.	CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to add John Hancock Enduring Equity Fund, John Hancock Seaport Fund and John Hancock Small Cap Core Fund, each a series of John Hancock Investment Trust, as shown in Exhibit 1 hereto.

2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

On Behalf of each Fund and Portfolio	John Hancock Signature Services, Inc.
Listed on Exhibit A of the Agreement

By:	/s/ Hugh McHaffie	By:	/s/ Jeffrey H. Long
	Hugh McHaffie		Jeffrey H. Long
	President		Vice President and Chief Financial Officer

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Exhibit 1

Exhibit A

List of Funds and Portfolios

John Hancock Bond Trust

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock California Tax-Free Income Fund

John Hancock California Tax-Free Income Fund

John Hancock Capital Series

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

John Hancock Current Interest

John Hancock Money Market Fund

John Hancock Investment Trust

John Hancock Balanced Fund

John Hancock Enduring Equity Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Seaport Fund

John Hancock Small Cap Core Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

John Hancock Investment Trust II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

John Hancock Investment Trust III

John Hancock Greater China Opportunities Fund

John Hancock Municipal Securities Trust

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

John Hancock Sovereign Bond

John Hancock Bond Fund

John Hancock Strategic Series

John Hancock Income Fund

John Hancock Tax-Exempt Series Fund

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

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John Hancock Funds II

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Lifecycle 2010 Portfolio

Lifecycle 2015 Portfolio

Lifecycle 2020 Portfolio

Lifecycle 2025 Portfolio

Lifecycle 2030 Portfolio

Lifecycle 2035 Portfolio

Lifecycle 2040 Portfolio

Lifecycle 2045 Portfolio

Retirement Distribution Portfolio

Retirement Rising Distribution Portfolio

Alternative Asset Allocation Fund

Currency Strategies Fund

Emerging Markets Fund

Floating Rate Income Fund

Fundamental All Cap Core Fund

Fundamental Large Cap Core Fund

Fundamental Large Cap Value Fund

Natural Resources Fund

Strategic Income Opportunities Fund

Emerging Market Debt Fund – Development

Global Agribusiness Fund – Development

Global High Yield Fund – Development

Global Infrastructure Fund – Development

Multi Sector Bond Fund - Development

John Hancock Funds III

Classic Value Mega Cap Fund

Disciplined Value Fund

Disciplined Value Mid Cap Fund

Global Shareholder Yield Fund

International Allocation Portfolio

International Core Fund

International Growth Fund

International Value Equity Fund

Rainier Growth Fund

Small Company Fund

Technical Opportunities Fund

U.S. Core Fund

Core High Yield Fund – Development

Focused Small Cap Growth Fund – Development

Fundamental Value Fund – Development

Leverage Companies Fund – Development

Small Cap Opportunities Fund – Development

Strategic Growth Fund – Development

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